Exhibit 99.1

News Release

Investor Relations Contact:	Investor Relations Contact:
P. Steven Melman, VP, Investor Relations	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6445	Tel: (408) 938-6491
Email: steve.melman@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Fourth Quarter

2008 Results

SAN JOSE, Calif.—February 5, 2009—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its fourth fiscal quarter ended December 31, 2008.

Total revenue for the fourth fiscal quarter of 2008 totaled $13.8 million, down 26% from $18.8 million in the third fiscal quarter of 2008 and down 44% when compared with total revenue of $24.6 million for the fourth fiscal quarter of 2007.  Gain share revenue totaled $2.5 million, down 53% from $5.4 million in the third fiscal quarter of 2008 and down 61% when compared to gain share revenue of $6.5 million for the fourth fiscal quarter of 2007.

Net loss for the fourth fiscal quarter was $79.1 million, or $2.92 per basic and diluted share, compared to a net loss of $12.2 million, or $0.44 per basic and diluted share in the third fiscal quarter of 2008 and net income for the fourth fiscal quarter of 2007 of $1.1 million, or $0.04 per basic and diluted share.

In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income (loss), which excludes stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, impairment charges on goodwill and certain intangible assets, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net loss for the fourth fiscal quarter of 2008 totaled $3.8 million or $0.14 per basic and diluted share, compared with non-GAAP net income of $5.9 million, or $0.21 per basic and diluted share, for the fourth fiscal quarter of 2007.

During the fourth quarter ended December 31, 2008, PDF Solutions utilized a portion of the $10 million share repurchase plan previously authorized by its Board of Directors to repurchase 1.7 million of its shares on the open market at a weighted average cost of $2.26 per share, for a total repurchase value of $3.8 million.  Early in the fourth quarter ended December 31, 2008, PDF Solutions completed its acquisition of the fault detection and classification business of Triant Holdings, Inc., a British Columbia corporation utilizing an additional $1.6 million.  Additional information regarding this acquisition is described in filings by the Company with the Securities and Exchange Commission on September 2, 2008 and October 14, 2008 on Form 8-K.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today.  The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/events.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.

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Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, impairment charges on goodwill and certain intangible assets, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF Solutions’ operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, impairment charges on goodwill and certain intangible assets, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues.  These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER, mæstria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31, 2008	December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$31,686	$35,315
Short-term investments	9,051	9,949
Accounts receivable (net)	24,989	38,526
Prepaid expenses, deferred tax assets, and other current assets	5,147	5,030
Total current assets	70,873	88,820
Property and equipment, net	2,675	3,621
Non-current investments	718	—
Goodwill	—	65,170
Intangible assets, net	4,730	12,818
Deferred tax assets and other non-current assets	631	8,922
Total assets	$79,627	$179,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$370	$421
Accounts payable	1,384	3,469
Accrued compensation and related benefits	7,169	5,950
Taxes Payable and other accrued liabilities	3,079	2,812
Deferred revenue	1,792	3,159
Billings in excess of recognized revenue	748	553
Total current liabilities	14,542	16,364
Long-term debt	512	907
Long-term taxes payable	3,356	5,581
Long-term other liabilities	1,447	29
Total liabilities	19,857	22,881
Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	189,132	181,566
Treasury stock at cost	(18,402)	(11,524)
Accumulated deficit	(112,620)	(16,892)
Accumulated other comprehensive income	1,656	3,316
Total stockholders’ equity	59,770	156,470
Total liabilities and stockholders’ equity	$79,627	$179,351

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended December 31,
	2008	2007
Revenues:
Design-to-silicon-yield solutions	$11,289	$18,058
Gainshare performance incentives	2,522	6,497
Total revenues	13,811	24,555

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	6,926	9,494
Amortization of acquired technology	699	632
Total cost of design-to-silicon-yield solutions	7,625	10,126
Gross margin	6,186	14,429

Operating expenses:
Research and development	7,949	9,899
Selling, general and administrative	4,432	6,613
Amortization of other acquired intangible assets	310	393
Restructuring charges	1,929	—
Impairment on goodwill and intangible assets	70,251	—
Total operating expenses	84,871	16,905
Loss from operations	(78,685)	(2,476)

Interest and other income (expense), net	(44)	544
Loss before taxes	(78,729)	(1,932)
Income tax provision (benefit)	322	(3,000)
Net income (loss)	$(79,051)	$1,068

Net income (loss) per share:
Basic	$(2.92)	$0.04
Diluted	$(2.92)	$0.04

Weighted average common shares:
Basic	27,065	27,964
Diluted	27,065	28,246

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PDF SOLUTIONS, INC.
NON-GAAP RESULTS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended December 31,
	2008	2007

GAAP net income (loss)	$(79,051)	$1,068
Stock-based compensation expense — cost of design-to-silicon-yield solutions	496	765
Stock-based compensation expense — research and development	552	888
Stock-based compensation expense — selling, general and administrative	730	1,124
Amortization of acquired core technology	699	632
Amortization of other acquired intangible assets	310	393
Restructuring charges	1,929	—
Impairment on goodwill and intangible assets	70,251	—
Tax impact	322	976
Non-GAAP net income (loss)	$(3,762)	$5,846

Net income (loss) per basic and diluted share	$(2.92)	$0.04
Non-GAAP net income (loss) per diluted share	$(0.14)	$0.21
Shares used in computing diluted non-GAAP measure of net income (loss) per share	27,065	28,246

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